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                                                                      Exhibit 21

                              NEWPORT CORPORATION
                          Subsidiaries of Registrant


                                                            State or Country of
Name of Subsidiary                                             Incorporation
------------------                                             -------------

Newport Domestic International Sales Corporation (Inactive)    California

Newport European Distribution Company                          California

Newport Government Systems, Inc. (Inactive)                    California

Environmental Optical Sensors, Inc.                            Colorado

Newport Precision Optics Corporation                           New York

Newport Photonics Packaging Services Corporation               Delaware

Micro-Controle Benelux S.A. (Inactive)                         Belgium

Newport Instruments Canada Corporation                         Canada

MC Holding S.A.                                                France

Micro-Controle S.A.                                            France

Newport GmbH                                                   Germany

Micro-Controle Italia S.r.l.                                   Italy

Newport BV                                                     Netherlands

Newport Instruments AG                                         Switzerland

Newport Ltd.                                                   United Kingdom

Micro-Controle Holdings Ltd. (Inactive)                        United Kingdom

Micro-Controle Ltd. (Inactive)                                 United Kingdom

Micro-Controle UK Ltd. (Inactive)                              United Kingdom

Newport Foreign Sales Corporation                              Barbados